Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 24, 2014, with respect to the consolidated financial statements of Central Refrigerated Transportation, Inc. and subsidiaries included in the Annual Report of Swift Transportation Company on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of Swift Transportation Company of the aforementioned report.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah

May 22, 2014